UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 6, 2011

Gilead Sciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-19731	94-3047598
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 Lakeside Drive, Foster City, California		94404
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (650) 574-3000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

In connection with the proposed acquisition by Gilead Sciences, Inc. (the Company) of Pharmasset, Inc., a Delaware corporation (Pharmasset), the Company is filing Pharmasset’s audited financial statements as of September 30, 2011 and 2010 and for the years ended September 30, 2011, 2010 and 2009 and the notes thereto, including the reports thereon of Grant Thornton LLP, independent registered public accounting firm, which are attached hereto as Exhibit 99.1 and incorporated by reference herein. The Company is also filing unaudited pro forma condensed combined financial statements as of September 30, 2011 and for the nine months ended September 30, 2011 and the year ended December 31, 2010 of the Company and Pharmasset and the notes thereto, which are attached hereto as Exhibit 99.2 and incorporated by reference herein.

In addition, the Company is updating its Computation of the Ratio of Earnings to Fixed Charges, which the Company filed as Exhibit 12.1 to its Registration Statement on Form S-3 filed on March 23, 2011. The Company’s Computation of the Ratio of Earnings to Fixed Charges for the years ended December 31, 2006, 2007, 2008, 2009 and 2010, and for the nine months ended September 30, 2011, is attached hereto as Exhibit 12.1.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

12.1	Gilead Sciences, Inc. Computation of Ratio of Earnings to Fixed Charges

99.1	Financial Statements as of September 30, 2011 and 2010 and for the Years Ended September 30, 2011, 2010 and 2009 of Pharmasset, Inc.

99.2	Unaudited Pro Forma Condensed Combined Financial Statements as of September 30, 2011 and for the Nine Months Ended September 30, 2011 and the Year Ended December 31, 2010 of Gilead Sciences, Inc. and Pharmasset, Inc.

99.3	Consent of Grant Thornton LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GILEAD SCIENCES, INC. (Registrant)

By:	/s/ ROBIN L. WASHINGTON
Name:	Robin L. Washington
Title:	Senior Vice President and Chief Financial Officer

Dated: December 6, 2011

EXHIBIT LIST

Exhibit No.	Description

12.1	Gilead Sciences, Inc. Computation of Ratio of Earnings to Fixed Charges

99.1	Financial Statements as of September 30, 2011 and 2010 and for the Years Ended September 30, 2011, 2010 and 2009 of Pharmasset, Inc.

99.2	Unaudited Pro Forma Condensed Combined Financial Statements as of September 30, 2011 and for the Nine Months Ended September 30, 2011 and the Year Ended December 31, 2010 of Gilead Sciences, Inc. and Pharmasset, Inc.

99.3	Consent of Grant Thornton LLP.